Exhibit 99.1

                           [SKY HARVEST WINDPOWER LOGO]


                SKY HARVEST APPOINTS HARRY BAUSKIN AS A DIRECTOR

April 14, 2011                                                Symbol: SKYH:OTCBB

VANCOUVER,    BRITISH   COLUMBIA--Sky   Harvest   Windpower   Corp.   OTCBB:SKYH
(the"Company") is pleased to announce that it has appointed Harry Bauskin as a director of the Company.

Mr. Bauskin has extensive experience in the banking and investment industries. He previously held various positions with Bank Hapoalim, Israel's largest bank, over a 30 year period. These positions included acting as head of the bank's Toronto and Canadian divisions and head of the Investment Advice Division in Jerusalem. He was key in establishing a portfolio management company and foreign investments division for Bank Hapoalim. Mr. Bauskin has also acted as Deputy Managing Director for Israel Halutz Ltd., one of Israel's major portfolio management companies, and as Senior Portfolio Manager/Analyst for Afikim Investments Limited. He holds a Bachelor of Commerce degree from Durban University in South Africa where he specialized in economics and accountancy.

In connection with Mr. Bauskin's appointment, Sky Harvest's President, William Iny, stated, "We are excited about having someone of Harry Bauskin's caliber on our Board of Directors. His many years of experience in the financial industry will be a key asset for us as we seek to expand our business operations. Mr. Bauskin's experience in evaluating potential corporate acquisitions and financing structures are invaluable to the Company at this stage of its development."

Sky Harvest has agreed to grant incentive stock options to Mr. Bauskin whereby he can acquire up to 525,000 shares of our common stock at a price of $0.25 for a period of five years. This grant is pursuant to the Company's previously announced 2011 Stock Option Plan.

Sky Harvest invites shareholders and other interested parties to visit its new website located at www.skyharvestwind.com or contact Sky Harvest at 604-267-3041 locally or toll-free 1.877.700.7021

SKY HARVEST WINDPOWER CORP.

William Iny, President

Sky Harvest Windpower Corp. is a United States and British Columbia reporting issuer involved in development stage wind power projects located in southwest Saskatchewan, Canada. Wind speed and environmental data relating to the Company's leased properties indicates that the properties host a strong and consistent wind resource that warrants the erection of wind power generation facilities with the potential to generate up to 350 MW of electricity. For more information, please contact Sky Harvest at 604-267-3041.

Safe harbor for Forward-Looking Statements: Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Forward-looking statements may include financial and other projections, as well as statements regarding the Company's future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks, assumptions and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated. Forward looking statements in this press release include the following: that the Company will be expanding its business operations in the future and that Mr. Bauskin will be evaluating potential corporate acquisitions and financing structures on the Company's behalf. Factors which may delay or prevent these forward looking statements from being realized include that we may not be able to raise sufficient funds to expand our operations and that Mr. Bauskin may be prevented from evaluating potential corporate acquisitions and financing structures due to his other business obligations. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.